Independent Auditors Supplementary
Report on Internal Control


To the Shareholders and
 Board of Trustees of
The WWW Funds

In planning and performing our audit of the financial statements of The WWW Funds, an Ohio business trust, (comprising the WWW Internet Fund and the WWW Global
Internet Fund) for the year ended June 30, 2002, we considered its internal control, including procedures for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the Funds internal control.

The management of The WWW Funds is responsible for establishing and maintaining internal control.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal
Control policies and procedures. Two of the objectives of internal control are to provide management with reasonable, but not absolute,assurance that assets are safeguarded against loss from unauthorized use or disposition and transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in conformity with accounting principles generally accepted in the United States.

Because of inherent limitations in any internal control system, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all internal control matters that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of a specific internal control component does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2002.

This report is intended solely for the information and use of the Board of Trustees, managementand the Securities and Exchange Commission and is not intended to be and Should not be used by anyone other than those specified parties.



Berge & Company LTD
Cincinnati, Ohio
August 8, 2002